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                                                                   EXHIBIT 99.4

                        NHP RECEIVES EXPRESSION OF INTEREST
                               FROM INSIGNIA FINANCIAL

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                                                 Contact:  Ann Torre Grant
                                                           EVP and CFO
                                                           (703) 394-2420
                                                           agrant@nhpi.com
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VIENNA, VA, FEBRUARY 21, 1997/PRNewswire/--NHP Incorporated ("NHP")  announced this afternoon that it has received a letter from Insignia Financial Group, Inc. ("Insignia"), stating that Insignia wishes to make an offer to purchase 100% of the stock of NHP in a tax-free transaction at a price higher than the offer, announced yesterday, from Apartment Investment and Management Company ("AIMCO"). Insignia's letter does not constitute an offer and does not state a price or specify other terms and conditions. If Insignia does make an offer, NHP will evaluate its terms, feasibility, and likelihood of closing, in light of the best interests of NHP's stockholders.

     As announced yesterday, AIMCO has entered into a letter agreement to acquire all of the shares of NHP common stock owned by Demeter Holdings Corporation ("Demeter"), an affiliate of Harvard Private Capital Group, Inc., and Capricorn Investors, L.P. ("Capricorn"). Demeter and Capricorn own in the aggregate approximately 54.9% of NHP's outstanding shares.

RELEASE 97-6